Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AFH Acquisition VIII, Inc. (the "Company") on Form 10-QSB for the period ended January 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Amir Farrokh Heshmatpour, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Amir Farrokh Heshmatpour Amir Farrokh Heshmatpour Principal Executive Officer Principal Financial Officer May 14, 2008